CERTIFICATE OF TRUST OF THE 1998-1 TEES TRUST

           This Certificate of Trust of The 1998-1 TEES TRUST (the "Trust"), dated August 26, 1998, is being duly executed and filed by Donald J. Puglisi, William R. Latham III and James B. O'Neill, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. section 3801, et seq.)

           1. Name. The name of the business trust formed hereby is THE 1998-1 TEES TRUST.

           2. Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware, 19715. The name of the Trust's registered agent at such address is Donald J. Puglisi.

           3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

           IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above-written.



                                /s/ Donald J. Puglisi
                                -------------------------------------
                                Donald J. Puglisi
                                Trustee


                                /s/ William R. Latham III
                                -------------------------------------
                                William R. Latham III
                                Trustee


                                /s/ James B. O'Neill
                                -------------------------------------
                                James B. O'Neill
                                Trustee